As filed with the Securities and Exchange Commission on October 25, 2006
Registration No. 333-120675

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 3 to Form S-1 on
Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AQUANTIVE, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	91-1819567
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
821 Second Avenue, 18th Floor
Seattle, Washington 98104
(206) 816-8800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Linda Schoemaker
(Senior Vice President and General Counsel)
aQuantive, Inc.
821 Second Avenue, 18th Floor
Seattle, Washington 98104
(206) 816-8800
(Name, address, including zip code, and telephone number, including area code of agent for service)

With Copies to:
Andrew Bor
Arthur Pannell
Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101-3099
(206) 359-8000
     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑
     If this form if filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES
          This Registration Statement initially was filed on Form S-1 (File No. 333-120675) (the “Registration Statement”) on November 22, 2004 by aQuantive, Inc. (the “Company”) and was declared effective by the Commission on February 10, 2005. The Registration Statement was subsequently amended on March 16, 2005, and November 4, 2005, at which point the Registration Statement was converted from Form S-1 to Form S-3. Further, the Company filed 424(b)(3) filings on May 10, 2005, May 26, 2005, June 13, 2005, August 9, 2005, and August 15, 2005.
          In accordance with the Company’s undertakings in the Registration Statement pursuant to item 512(a)(3) of Regulation S-K, the Registrants are filing this Post-Effective Amendment No. 3 to the Registration Statement to deregister, as of the effective date of this Post-Effective Amendment No. 3, all of the 2.25% Convertible Subordinated Notes due 2024 and shares of the Company’s common stock issuable upon conversion thereof remaining unsold under the Registration Statement as of the date hereof. The Company is requesting the removal from registration of these notes and shares as its obligation to maintain the effectiveness of the Registration Statement pursuant to the registration rights agreements between the Company and Thomas Weisel Partners expired on September 20, 2006.
[The remainder of this page is intentionally left blank.]

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 on Form S-3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on October 24, 2006.

AQUANTIVE, INC.
By:	/S/ BRIAN P. MCANDREWS
	Name:	Brian P. McAndrews
	Title:	President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement to Form S-1 on Form S-3 has been signed on its behalf by the following persons in the capacities indicated below on October 24, 2006.

Signature		Title

	/S/ BRIAN P. MCANDREWS	President, Chief Executive Officer and

	Brian P. McAndrews	Director (Principal Executive Officer)

	/S/ M. WAYNE WISEHART	Chief Financial Officer (Principal

	M. Wayne Wisehart	Financial and Accounting Officer)

	*NICOLAS J. HANAUER	Chairman of the Board

Nicolas J. Hanauer

	*RICHARD P. FOX	Director

Richard P. Fox

	*PETER M. NEUPERT	Director

Peter M. Neupert

	*JACK SANSOLO	Director

Jack Sansolo

	*MICHAEL B. SLADE	Director

Michael B. Slade

	*LINDA J. SRERE	Director

Linda J. Srere

	*JAYNIE M. STUDENMUND	Director

Jaynie M. Studenmund

*By:	/S/ LINDA SCHOEMAKER

Linda Schoemaker
Attorney-in-Fact

2